EXHIBIT 3.01

State of Florida
IN GOD WE TRUST
Department of State
I certify the attached is a true and correct copy of the Articles of Amendment, filed on April 12, 2016, to Articles of Incorporation for DEER VALLEY CORPORATION, a Florida corporation, as shown by the records of this office.
I further certify the document was electronically received under FAX audit number H16000090077. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below
The document number of this corporation is P06000092540.
Authentication Code: 816A00007603-041316-P06000092540-1/1
Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Thirteenth day of April, 2016
Ken Detzner Secretary of State
GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST
April 13, 2016
FLORIDA DEPARTMENT OF STATE Division of Corporations
DEER VALLEY CORPORATION
3111 W. DR. MLK BLVD, SUITE 100
TAMPA, FL 33607
Re: Document Number P06000092540
The Articles of Amendment to the Articles of Incorporation for DEER VALLEY CORPORATION, a Florida corporation, were filed on April 12, 2016.
The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H16000090077.
Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.
Irene Albritton
Regulatory Specialist II
Division of Corporations
Letter Number: 816A00007603
P.O BOX 6327 – Tallahassee, Florida 32314

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF DEER VALLEY CORPORATION
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DEER VALLEY CORPORATION, a Florida corporation (the “Corporation”) whose Articles of Incorporation were originally filed with the Florida Department of State on July 24, 2006 (Florida Division of Corporations Document Number P06000092540), hereby certifies as follows:
1. The Articles of Incorporation of the Corporation are hereby amended to insert immediately following the first paragraph of Article “Fourth”, the following paragraph effecting a combination of the outstanding shares of Common Stock:
“Reverse Stock Split. Effective as of the effectiveness of the Articles of Amendment to these Articles of Incorporation adding this paragraph at the end of ARTICLE FOURTH (the “Amendment”) and without regard to any other provision of these Articles of Incorporation, each two hundred fifty (250) shares of Common Stock, par value $0.001 per share, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one (1) share (and fractional shares as may be applicable based upon such 1-to-250 ratio) of fully paid and nonassessable Common Stock, par value $0.001 per share (the “Reverse Stock Split”), provided that no fractional shares shall be issued as a result of this Reverse Stock Split to any stockholder of record that owns less than one (1) share as a result of the Reverse Stock Split. In lieu thereof the Corporation shall pay to each such holder of record of any such fractional share an amount equal to $0.73 per share on a pre-split basis. Holders of record of at least one (1) share, will receive fractional shares as a result of the Reverse Split to the extent the amount is not equally divisible by two hundred fifty (250), and they will not be entitled to receive any cash payment.”
2. The foregoing amendment shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Florida.
3. The amendment recited in Section 1 has been duly adopted in accordance with the provisions of §607.0821, .0704, .1003 and .1006, Florida Statutes, the shareholders and directors of the Corporation having executed a written statement, dated effective January 21, 2016, manifesting their intention that the amendment be adopted.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared and adopted under the signature of its Chief Financial Officer, Executive Vice President and Secretary this 11th day of April, 2016.
DEER VALLEY CORPORATION
By:
John Steven Lawler, Chief Financial Officer, Executive Vice President, and Secretary